10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
High Income Fund
Security
Portland General Electric
Advisor
EIMCO
Transaction Date
3/5/09
Cost
70,000
Offering Purchase
0.65%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
Barclays
Deutsche
Wachovia Securities


Fund
High Income Fund
Security
Ticketmaster
Advisor
EIMCO
Transaction Date
7/16/08
Cost
$690,000
Offering Purchase
0.23%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan Securities
Merrill Lynch, Pierce, Fenner & Smith Inc
Banc of America Securities LLC
Wachovia Capital Markets, LLC

Fund
High Income Fund
Security
Centerpoint Energy Inc
Advisor
EIMCO
Transaction Date
5/1/08
Cost
$180,000
Offering Purchase
0.06%
Broker
Lehman Brothers
Underwriting Syndicate Members
Lehman
RBS Geenwich Capital
Wachovia Securities Inc
Barclays Capital


Fund
High Income Fund
Security
XTO Energy
Advisor
EIMCO
Transaction Date
5/9/08
Cost
$95,000
Offering Purchase
0.01%
Broker
Lehman Brothers
Underwriting Syndicate Members
Piper Jaffray & Co
Suntrust Robinson Humphrey
UBS Securities
Wells Fargo
Wachovia


Fund
High Income Fund
Security
MarkWest Energy
Advisor
EIMCO
Transaction Date
5/28/08
Cost
$355,000
Offering Purchase
0.07%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
RBC Capital Markets
Wachovia


Fund
High Income Fund
Security
Airgas
Advisor
EIMCO
Transaction Date
6/5/08
Cost
$755,000
Offering Purchase
0.19%
Broker
Bank of America
Underwriting Syndicate Members
Banc of America
Barclays Capital
BB&T Capital Markets
Wachovia Securities


Fund
High Income Fund
Security
Lender Proc Services
Advisor
EIMCO
Transaction Date
6/18/08
Cost
$710,000
Offering Purchase
0.19%
Broker
JP Morgan
Underwriting Syndicate Members
Banc of America Secs
JP Morgan Securities
Wachovia Securities Inc
ING Wholesale Banking